Exhibit 23.2

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report dated March 23, 1994 on Blockbuster Entertainment Corporation's 1993, 1992 and 1991 financial statements, included in this Form 8-K, into Viacom Inc.'s previously filed Registration Statements on Form S-3 (File No. 33-55785) and on Form S-8 (File Nos. 33-41934 and 33-56088), Paramount Communications Inc.'s previously filed Registration Statement on Form S-8 (File No. 33-55173) and Blockbuster Entertainment Corporation's previously filed Registration Statement on Form S-8 (File No. 33-55709).


                                                        /s/  ARTHUR ANDERSEN LLP

                                                        ARTHUR ANDERSEN LLP




Fort Lauderdale, Florida
April 10, 1995